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Exhibit 24.1

KERR-McGEE CORPORATION

POWER OF ATTORNEY

        WHEREAS, Kerr-McGee Corporation, a Delaware corporation ("Company"), intends to file with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, Registration Statements on Form S-3 and Form S-8 (the "Form S-3" and the "Form S-8") with such amendment or amendments thereto as may be necessary or appropriate from time to time, together with any and all exhibits and other relevant or associated documents, in order to fulfill the Company's obligation to register shares of the Company's common stock in connection with the proposed acquisition of Westport Resources Corporation ("Westport") and issuance of shares of the Company's common stock to the stockholders of Westport.

        NOW, THEREFORE, the undersigned in his capacity as Chairman of the Board, Chief Executive Officer and a Director of the Company, does hereby appoint Gregory F. Pilcher, John M. Rauh and Robert M. Wohleber, and each of them severally, his true and lawful attorneys or attorney-in-fact and agents or agent with power to act with or without the other and with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in his capacity as Chairman of the Board, Chief Executive Officer and a Director of the Company, the Form S-3 and the Form S-8 and any and all amendments and supplements thereto, including post-effective amendments and supplements, as said attorneys or each of them shall deem necessary or appropriate, together with all instruments necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorney or attorneys.

        IN WITNESS WHEREOF, the undersigned has executed this instrument effective May 17, 2004.

/s/ LUKE R. CORBETT Luke R. Corbett, Chairman of the Board, Chief Executive Officer and Director

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  Exhibit 24.1
KERR-McGEE CORPORATION POWER OF ATTORNEY